UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2011

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 25, 2011, the U.S. International Trade Commission (ITC) issued a notice of its determination to review in its entirety the initial determination of the Administrative Law Judge (ALJ) in Eastman Kodak Company’s (Kodak) Section 337 action against Apple Inc. (Apple) and Research In Motion Limited (RIM).  The ALJ’s initial determination found the Kodak patent claim at issue invalid and not infringed.  The ITC ordered additional briefing from the parties on certain of the ALJ’s findings.

The final decision in this case, based on the deliberation of the full ITC, is expected by May 23, 2011.

As previously reported, on January 14, 2010, Kodak filed a complaint with the ITC against Apple and RIM for infringement of patents related to digital camera technology.  In the ITC case captioned, In the Matter of Certain Mobile Telephones and Wireless Communication Devices Featuring Digital Cameras and Components Thereof, Kodak is seeking a limited exclusion order preventing importation of infringing devices including iPHONES and camera enabled BLACKBERRY devices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Laura G. Quatela

                                                                                                        Laura G. Quatela
                                                                                                        General Counsel

Date:  March 28, 2011